Eagle Point Institutional Income Fund N-CSR/A

Certification Under Section 906 of the Sarbanes-Oxley Act of 2002

Thomas P. Majewski, Chief Executive Officer, and Kenneth P. Onorio, Chief Financial Officer of Eagle Point Institutional Income Fund (the “registrant”), each certify to the best of his knowledge that:

1.	The registrant’s periodic report on Form N-CSR for the period ended December 31, 2022 (the “Form N-CSR”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Eagle Point Institutional Income Fund	Eagle Point Institutional Income Fund

/s/ Thomas P. Majewski	/s/ Kenneth P. Onorio
Thomas P. Majewski	Kenneth P. Onorio
Chief Executive Officer	Chief Financial Officer

Date: February 28, 2023	Date: February 28, 2023

This certification is being furnished to the Securities and Exchange Commission pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange Commission.